Registered with the Public Company

Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Westgate Acquisitions Corporation

We hereby consent to the use of our report dated March 30, 2015, with respect to the financial statements of Westgate Acquisitions Corporation, in its registration statement on Form S-1 relating to the registration of 501,000 shares of common stock.  We also consent to the reference of our firm under the caption “Experts” in the registration statement.

/s/ SADLER, GIBB AND ASSOCIATES, LLC

Salt Lake City, UT

July 1, 2015